Exhibit 4.1

UPLAND SOFTWARE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 20, 2013

UPLAND SOFTWARE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of December 20, 2013, and is between Upland Software, Inc. (f/k/a Silverback Enterprise Group, Inc.), a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

This Agreement amends and restates in its entirety the Amended and Restated Investors’ Rights Agreement dated November 7, 2013 (the “Prior Agreement”) among the Company and certain of the Investors (the “Prior Investors”).

The Company proposes to sell shares of Series C Preferred Stock to certain of the Investors (the “Purchasers”) pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith, as the same may be amended from time to time in accordance with its terms (the “Purchase Agreement”).

Pursuant to Section 5.1 of the Prior Agreement, the Prior Agreement may be amended, waived, discharged or terminated by the written agreement of the Company and the Holders holding a majority of the Registrable Securities (as defined in the Prior Agreement) (the “Requisite Stockholders”).

The undersigned Investors constitute the Requisite Stockholders, and such Requisite Stockholders desire to amend and restate the Prior Agreement as set forth below so that the rights and obligations with respect to the subject matter herein of the Company and the Investors shall, upon the effectiveness of this Agreement, be consolidated and restated herein.

The execution and delivery of this Agreement by the Company, the Purchasers and the Requisite Stockholders is a condition to the closing of the issuance, sale and purchase of the Series C Preferred Stock pursuant to the Purchase Agreement.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” means the Common Stock of the Company.

(c) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Shares.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.13 of this Agreement.

(f) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(g) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(h) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(j) “New Securities” shall have the meaning set forth in Section 4.1(a).

(k) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(l) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(m) “Purchase Agreement” shall have the meaning set forth in the Recitals.

(n) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(o) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(p) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, such fees not to exceed $25,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(q) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b).

(r) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(s) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(t) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(v) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(w) “Series A Preferred Stock” shall mean the shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

(x) “Series B Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

(y) “Series B-1 Preferred Stock” shall mean the shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

(z) “Series B-2 Preferred Stock” shall mean the shares of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share.

(aa) “Series C Preferred Stock” shall mean the shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

(bb) “Shares” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock.

(cc) “Significant Holders” shall have the meaning set forth in Section 4.1.

(dd) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred and eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price, net of underwriters’ discounts and expenses, of less than $10.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $25,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); and

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders and Other Selling Stockholders requesting to include Registrable Securities and Other Shares in such registration statement based on the pro rata percentage of Registrable Securities and Other Shares held by such Holders and Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty five percent (25%) of the total value of securities included in such registration, unless such offering is the Company’s Initial Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the gross proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(c) The first legend referring to federal and state securities laws identified in Section 2.8(b) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and all holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements. The Company shall use commercially reasonable efforts to obtain market-standoff agreement consistent with the provisions of this Section 2.10 from all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting securities. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. If the restrictions imposed on any party under this Section 2.10 are waived in whole or in part, then the restrictions imposed by this Section 2.10 automatically shall be waived on a pro rata basis for each party.

2.11 Liability Insurance. The Company shall, within ninety (90) calendar days after the date hereof, use its best efforts to obtain from financially sound and reputable insurers general liability and casualty insurance in amounts customary for companies similarly situated, except as otherwise decided in accordance with the policies adopted by unanimous vote of the Board of Directors. The Company will use its best efforts to cause to be maintained the general liability and casualty insurance required by this Section 2.11 in force, except as otherwise decided in accordance with policies adopted by unanimous vote of the Board of Directors. Such policies shall name Austin Ventures IX, L.P., Austin Ventures X, L.P. and Activant as additional insureds and as loss payees and shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to Austin Ventures IX, L.P., Austin Ventures X, L.P. and Activant, except for non-payment of premium, in which case such policies shall provide for at least ten (10) days’ prior written notice to Austin Ventures IX, L.P., Austin Ventures X, L.P and Activant. The Company shall furnish to Austin Ventures IX, L.P., Austin Ventures X, L.P. and Activant, upon request, evidence of the insurance required to be maintained by this Section 2.11 in form and substance reasonably satisfactory to Austin Ventures IX, L.P., Austin Ventures X, L.P and Activant.

2.12 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder to a transferee of Registrable Securities that (i) is an affiliate of a Holder (including, without limitation, a limited partner or member of a Holder that is a limited partnership or limited liability company, respectively), or (ii) after such transfer, holds at least 200,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.14 Limitations on Subsequent Registration Rights. Other than Registrable Securities issued to a New Party or securities that are deemed not to constitute Additional Shares of Common pursuant to Article V Sections 4(d)(i)(6), 4(d)(i)(7), 4(d)(i)(8) and 4(d)(i)(9) of the Company’s certificate of incorporation, from and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.15), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

2.15 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period and (ii) three (3) years after the closing of the Company’s Initial Public Offering.

SECTION 3

INFORMATION COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 2,000,000 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like):

(i) As soon as practicable after the end of each fiscal year of the Company, unless otherwise approved by the Board of Directors, and in any event within ninety (90) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied;

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments; and

(iii) As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

3.3 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns at least 500,000 Shares or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by such Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants and all securities reserved for issuance under the Company’s stock plans). Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares and the Conversion Stock;

(ii) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the board of directors of the Company;

(iii) securities issued pursuant to the conversion or exercise any outstanding convertible or exercisable securities as of this date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the certificate of incorporation of the Company;

(v) securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event (as defined in the certificate of incorporation of the Company);

(vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the board of directors of the Company;

(vii) securities issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial transaction, commercial leasing or real property leasing transaction approved by the board of directors of the Company;

(viii) securities issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the board of directors of the Company;

(ix) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the board of directors of the Company;

(x) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the board of directors of the Company;

(xi) securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock of the Company then outstanding; and

(xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering.

SECTION 5

MISCELLANEOUS

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.15); provided, however, that any amendment that materially and adversely affects the rights of the Series C Preferred Stock hereunder in a manner differently than it affects the rights of the other series of the Company’s Preferred Stock shall also require approval by the Holders holding a majority of the outstanding shares of Series C Preferred Stock; provided, further, that Exhibit A hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Registrable Securities or transferees or assignees permitted herein (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Schedule 2; provided, further, that, notwithstanding anything to the contrary contained herein, (i) as long as at least 500,000 shares of Series C Preferred Stock are outstanding, any amendment or waiver of rights under Section 4.1(including, without limitation, an exclusion pursuant to Section 4.1(a)(xi)) on behalf of the holders of the Series C Preferred Stock shall require the approval of the holders of two-thirds of the outstanding shares of Series C Preferred Stock, and (ii) in the case that New Securities are being offered at the same price or less than the initial sale of the shares of Series C Preferred Stock, any such amendment or waiver of the rights under Section 4.1 on behalf of the holders of Series C Preferred Stock shall require the approval of Activant Capital Group or its affiliate holding shares of Series C Preferred Stock (“Activant”) as long as Activant holds at least 500,000 shares of Series C Preferred Stock (subject to adjustment from time to time for stock splits, subdivisions and combinations, reclassifications and similar corporate actions). Upon the execution and delivery of an Adoption Agreement by a New Party, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that, except as otherwise provided herein, by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.15) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, to such address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 401 Congress Ave., Suite 2950, Austin, Texas 78701, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Brian K. Beard, Wilson Sonsini Goodrich & Rosati, P.C., 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records if provided by the Holder), (iii) posting on an electronic network together with separate notice, provided in accordance with subsection (i) or (ii), to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that subject to Section 2.13, an Investor may transfer or assign this Agreement without the Company’s prior written consent in connection with a transfer or assignment effected in accordance with the terms of Section 2.8 and the Right of First Refusal and Co-Sale Agreement so long as the transferee or assignee delivers to the Company an executed joinder whereby such transferee or assignee agrees to become a party to this Agreement. Except as otherwise provided in the foregoing sentence, any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court or state court located in the State of Texas, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

5.15 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

5.16 Waiver of Right of First Refusal. By execution of this Agreement, each Investor, on behalf of itself, its affiliates and the other Investors, hereby waives any Right of First Refusal it has under Section 4.1 of the Prior Agreement or otherwise, and the right to the notice thereof, with respect to the Company’s proposed offer and sale of Series C Preferred Stock and all shares of Common Stock of the Company issuable upon conversion of such Series C Preferred Stock (in each case as the same may be adjusted from time to time for stock splits, subdivisions and combinations, reclassifications and similar corporate actions with respect to such shares of Series C Preferred Stock and Common Stock).

5.17 Prior Agreement. Effective upon execution of this Agreement by the Company and the other parties hereto, the parties hereto completely and irrevocably waive any and all application of the Prior Agreement and acknowledge that the Prior Agreement is hereby amended and restated to read in its entirety as set forth in this Agreement.

(Signature pages to follow.)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

UPLAND SOFTWARE, INC.
a Delaware corporation

By:	/s/ JOHN T. MCDONALD
John T. McDonald,
Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MLPF&S AS CUST. FBO JOHN MCDONALD IRRA

By:	/s/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOHN T. MCDONALD
John T. McDonald

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT INVESTMENT II, LLC

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS I, LP

By: Activant Capital Group, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS II, LP

By: Activant Capital Group, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ALTITUDE INVESTMENTS FUND I, L.P.

By: Altitude Investments LLC
Its: General Partner

By:	/s/ BRAD SEIDEL
Name:	Brad Seidel
Title:	President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES IX, L.P.

By: AV Partners IX, L.P., its General Partner
By: AV Partners IX, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES X, L.P.

By: AV Partners X, L.P., its General Partner
By: AV Partners X, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ CLAYTON CHRISTOPHER
Clayton Christopher

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

COVENANT PE I, L.P.

By: Atlas Capital Management, L.P.
Its: General partner

By: RHA, Inc.
Its: General partner

By:	/s/ ROBERT H. ALPERT
Name:	Robert H. Alpert
Title:	President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

COZMO INVESTMENTS, LTD.

By: High 4 Family, LLC
Its: General partner

By:	/s/ WALTER C. REYNOLDS
Name:	Walter C. Reynolds
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ESW CAPITAL LLC

By:	/s/ ANDREW S. PRICE
Name:	Andrew S. Price
Title:	CFO

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	/s/ JAMES K. PHILLIPS
Name:	James K. Phillips
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ ROBERT HERSCH
Robert Hersch

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JERALD PETERSON
Jerald Peterson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOSEPH P. PETERSON
Joseph P. Peterson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOE ROSS
Joe Ross

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ KEVIN SINGERMAN
Kevin Singerman

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MARGUERITE C. KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

JOHN BURKE KLEINHEINZ JR. TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

WILLIAM HARRISON KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ LEO PETERSON
Leo Peterson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ MARK SINGERMAN
Mark Singerman

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JAMES PALLOTTA
James Pallotta

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ BYRON DAVID PEARSON
Byron David Pearson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

RARA4 INVESTMENTS, LTD.

By: Tame Coyote Management, LLC
Its: General partner

By:	/s/ DONALD C. REYNOLDS
Name:	Donald C. Reynolds
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE MICHAEL M REYNOLDS TESTAMENTARY TRUST

By:	/s/ MIKE REYNOLDS
Name:	Mike Reynolds
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

RICHARD H. HEIN TRUST DATED JUNE 12, 1995

By:	/s/ RICHARD H. HEIN
Name:	Richard H. Hein
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ GEORGE WOODIWISS
George Woodiwiss

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ TIMOTHY MAY
Timothy May

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A—INVESTORS

Austin Ventures X, L.P. [***]	SHV Partners III, LLC [***]

Austin Ventures IX, L.P. [***]	ESW Capital LLC [***]	RARA4 Investments, Ltd. [***]

Activant Investment II, LLC [***]	Activant Holdings I, LP [***]	Activant Holdings II, LP [***]

Joe Ross [***]	Clayton Christopher [***]	Cozmo Investments, Ltd. [***]

John T. McDonald [***]	Michael Beaudoin [***]	Jerald Lawrence Peterson [***]

Covenant PE I, L.P. [***]	James Pallotta [***]	Joseph P. Peterson [***]

WS Investment Company, LLC (2010A) [***]	John and Tamra Gorman [***]	Tamra I. Gorman Exempt Trust/Tamra I. Gorman, Trustee [***]

Rodney Rice [***]	Richard H. Hein Trust dated June 12, 1995 [***]	Richard Schottenfeld [***]

Marguerite C. Kleinheinz Trust [***]	John Burke Kleinheinz Jr. Trust [***]	William Harrison Kleinheinz Trust [***]

MLPF&S as Cust. FBO John McDonald IRRA [***]	Joseph Larscheid [***]	Cheryl Larscheid [***]

Rex and Vicki Lamb [***]	Mark Creglow [***]	Dan Yount [***]

Sean Nathaniel [***]	Altitude Investments Fund I, L.P. [***]	Global Undervalued Securities Master Fund, L.P. [***]

Alan Maltz [***]	Timothy May [***]	Byron David Pearson [***]

The Michael M Reynolds Testamentary Trust [***]	George Woodiwiss [***]	Robert Hersch [***]

Kevin Singerman [***]	Mark Singerman [***]	Leo Peterson [***]

Maltz Enterprises L.P. [***]	Estrella Solamente, LLC [***]	Lindy Smith [***]

Cindy Willingham [***]